UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2012

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On January 25, 2012, Occidental Petroleum Corporation released information regarding its results of operations for the three and twelve months ended December 31, 2011.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by James M. Lienert and Stephen Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On January 25, 2012, Occidental Petroleum Corporation announced net income of $1.6 billion ($2.01 per diluted share) for the fourth quarter of 2011, compared with the $1.2 billion ($1.49 per diluted share) for the fourth quarter of 2010.  Core income was $1.6 billion ($2.02 per diluted share) for the fourth quarter of 2011, compared with $1.3 billion ($1.58 per diluted share) for the fourth quarter of 2010.

Net income for the twelve months of 2011 was $6.8 billion ($8.32 per diluted share), compared with $4.5 billion ($5.56 per diluted share) for the same period in 2010.  Core income for the year 2011 exceeded $6.8 billion ($8.39 per diluted share), compared with $4.7 billion ($5.72 per diluted share) for the same period in 2010.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $2.5 billion for the fourth quarter of 2011, compared with $1.7 billion for the fourth quarter of 2010.  After excluding 2010 domestic asset impairments, the fourth quarter of 2010 core segment earnings were $1.9 billion.  The increase in the fourth quarter of 2011 earnings was due to higher liquids volumes and prices, partially offset by higher operating costs and DD&A rates.

For the fourth quarter of 2011, daily oil and gas production volumes averaged 748,000 barrels of oil equivalent (BOE), compared with 714,000 BOE in the fourth quarter of 2010. As a result of higher year-over-year average oil prices and other factors affecting production sharing and similar contracts, production was reduced in the Middle East/North Africa and Colombia by 17,000 BOE per day.

The fourth quarter 2011 production volume increase was a result of 61,000 BOE per day higher domestic volumes, partially offset by lower volumes in the Middle East/North Africa and Colombia. The domestic increase was from South Texas, the Williston Basin and California.  The Middle East/North

Africa was lower due to the decline of production in Libya and the effect of price and other factors on production sharing contracts.

Daily sales volumes increased from 699,000 BOE per day in the fourth quarter of 2010 to 749,000 BOE per day in the fourth quarter of 2011.

Oxy’s realized price for worldwide crude oil was $99.62 per barrel for the fourth quarter of 2011, compared with $79.96 per barrel for the fourth quarter of 2010. The fourth quarter of 2011 realized oil price represents 106 percent of the average WTI and 91 percent of the average Brent price for the quarter. Worldwide NGL prices were $55.25 per barrel in the fourth quarter of 2011, compared with $49.17 per barrel in the fourth quarter of 2010. Domestic gas prices decreased from $4.13 per MCF in the fourth quarter of 2010 to $3.59 per MCF for the fourth quarter of 2011.

Chemicals

Chemical segment earnings for the fourth quarter of 2011 were $144 million, compared to $111 million in the fourth quarter of 2010.  The improvement in fourth quarter results on a year-over-year basis was primarily due to higher caustic soda pricing, which more than offset higher feedstock costs.

Midstream, Marketing and Other

Midstream segment earnings were $70 million for the fourth quarter of 2011, compared with $202 million for the fourth quarter of 2010. The decline in earnings for the fourth quarter of 2011 was primarily due to lower marketing and trading results.

TWELVE-MONTH RESULTS

Oil and Gas

Oil and gas segment earnings were $10.2 billion for the twelve months of 2011, compared with $7.2 billion for the same period of 2010.  Oil and gas core earnings, after excluding asset impairments, were $10.3 billion for the twelve months of 2011, compared with $7.4 billion for the same period of 2010. The $2.9 billion increase in the 2011 results reflected higher crude oil and NGL prices and sales volumes, partially offset by higher operating costs and DD&A rates.

Oil and gas production volumes for twelve months were 733,000 BOE per day for 2011, compared with 706,000 BOE per day for 2010. Higher year-over-year average oil prices and other factors affecting production sharing and similar contracts lowered the Middle East/North Africa, Colombia and Long Beach production by 18,000 BOE per day.

Domestic volumes increased primarily due to new operations in South Texas, California and the Williston Basin. Middle East/North Africa production declined due to impacts of price and other factors on production sharing contracts and lower production in Libya, partially offset by higher production in Oman’s Mukhaizna field and Iraq.

Daily sales volumes were 731,000 BOE in 2011, compared with 701,000 BOE for 2010.

Oxy's realized prices improved for crude oil and NGLs but declined for natural gas on a year-over-year basis. Realizations for crude oil and NGLs rose 30 percent and 23 percent, respectively, and fell 10 percent for natural gas.  Worldwide crude oil prices were $97.92 per barrel for the twelve months of 2011, compared with $75.16 per barrel for 2010. Worldwide NGL prices were $55.53 per barrel for the twelve months of 2011, compared with $45.08 per barrel in 2010. Domestic gas prices declined from $4.53 per MCF in 2010 to $4.06 per MCF in 2011.

Chemicals

Chemical segment earnings were $861 million for the twelve months of 2011, compared with $438 million for the same period in 2010.  The 2011 results reflect strong export sales and higher margins resulting from higher demand across most products.

Midstream, Marketing and Other

Midstream segment earnings were $448 million for the twelve months of 2011, compared with $472 million for the same period in 2010. The 2011 results reflect lower marketing and trading income, partially offset by higher pipeline income.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; general domestic political and regulatory approval conditions; international political conditions; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation; potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2010 Form 10-K.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Fourth Quarter		Twelve Months
($ millions, except per-share amounts)	2011	2010	2011	2010
SEGMENT NET SALES
Oil and Gas	$4,784	$3,759	$18,419	$14,276
Chemical	1,094	996	4,815	4,016
Midstream, Marketing and Other	338	478	1,447	1,471
Eliminations	(182)	(170)	(742)	(718)

Net Sales	$6,034	$5,063	$23,939	$19,045

SEGMENT EARNINGS
Oil and Gas (a), (b)	$2,537	$1,666	$10,241	$7,151
Chemical	144	111	861	438
Midstream, Marketing and Other	70	202	448	472
	2,751	1,979	11,550	8,061

Unallocated Corporate Items
Interest expense, net (c)	(25)	(20)	(284)	(93)
Income taxes (d)	(949)	(618)	(4,201)	(2,995)
Other	(136)	(149)	(425)	(404)

Income from Continuing Operations (a)	1,641	1,192	6,640	4,569
Discontinued operations, net (e)	(7)	20	131	(39)

NET INCOME (a)	$1,634	$1,212	$6,771	$4,530

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$2.02	$1.47	$8.16	$5.62
Discontinued operations, net	(0.01)	0.02	0.16	(0.05)
	$2.01	$1.49	$8.32	$5.57

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$2.02	$1.47	$8.16	$5.61
Discontinued operations, net	(0.01)	0.02	0.16	(0.05)
	$2.01	$1.49	$8.32	$5.56
AVERAGE COMMON SHARES OUTSTANDING
BASIC	810.7	812.6	812.1	812.5
DILUTED	811.5	813.7	812.9	813.8

(a) Earnings and Income - Represent amounts attributable to Common Stock, after deducting non-controlling interest amounts of $14 million for the fourth quarter of 2010 and $72 million for the twelve months of 2010.

(b) Oil and Gas - The twelve months of 2011 include pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also included in the twelve months of 2011 results is a pre-tax gain for sale of an interest in a Colombia pipeline of $22 million.  The fourth quarter and twelve months of 2010 include pre-tax charges for asset impairments of $275 million.

(c) Unallocated Corporate Items - Interest Expense, net - The twelve months of 2011 include a pre-tax charge of $163 million related to the premium on debt extinguishment.
(d) Unallocated Corporate Items - Taxes - The twelve months of 2011 include a net $21 million charge for out-of-period state income taxes.  The fourth quarter and twelve months of 2010 include an $80 million benefit related to foreign tax credit carry-forwards.

(e) Discontinued Operations, net - The twelve months of 2011 include a $144 million after-tax gain from the sale of the Argentine operations.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
($ millions)	2011	2010	2011	2010
CAPITAL EXPENDITURES	$2,549	$1,360	$7,518	$3,940

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$938	$800	$3,591	$3,153

Attachment 3

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	84	75	80	76
Permian	137	135	134	136
Midcontinent and Other	19	9	16	7
Total	240	219	230	219

NGLs (MBBL)
California	15	15	15	16
Permian	37	31	38	29
Midcontinent and Other	18	7	16	7
Total	70	53	69	52

Natural Gas (MMCF)
California	276	259	260	280
Permian	167	215	157	199
Midcontinent and Other	390	225	365	198
Total	833	699	782	677

Latin America
Crude Oil (MBBL)
Colombia	28	30	29	32

Natural Gas (MMCF)
Bolivia	14	18	15	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	5	3	4	3
Dolphin	9	11	9	11
Iraq	9	11	7	3
Libya	1	11	4	12
Oman	67	67	67	62
Qatar	76	75	73	76
Yemen	23	27	27	31
Total	190	205	191	198

NGLs (MBBL)
Dolphin	9	12	10	13
Libya	-	1	-	1
Total	9	13	10	14

Natural Gas (MMCF)
Bahrain	180	170	173	169
Dolphin	181	232	199	236
Oman	58	47	54	48
Total	419	449	426	453

Barrels of Oil Equivalent (MBOE)	748	714	733	706

Attachment 4

SUMMARY OF OPERATING STATISTICS - SALES

	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	240	219	230	219
NGLs (MBBL)	70	53	69	52
Natural Gas (MMCF)	833	699	782	677

Latin America
Crude Oil (MBBL)
Colombia	32	31	29	32

Natural Gas (MMCF)
Bolivia	14	18	15	16

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	5	3	4	3
Dolphin	9	11	9	12
Iraq	6	-	3	-
Libya	1	9	4	12
Oman	66	63	69	61
Qatar	75	74	73	76
Yemen	24	27	27	30
Total	186	187	189	194

NGLs (MBBL)
Dolphin	10	12	10	12
Libya	-	3	-	1
Total	10	15	10	13

Natural Gas (MMCF)	419	449	426	453

Barrels of Oil Equivalent (MBOE)	749	699	731	701

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	Fourth Quarter
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$1,634	$2.01	$1,212	$1.49

Oil and Gas
Segment Earnings	$2,537		$1,666
Add:
Asset impairments	-		275

Segment Core Results	2,537		1,941

Chemicals
Segment Earnings	144		111
Add:
No significant items affecting earnings	-		-

Segment Core Results	144		111

Midstream, Marketing and Other
Segment Earnings	70		202
Add:
No significant items affecting earnings	-		-

Segment Core Results	70		202

Total Segment Core Results	2,751		2,254

Corporate
Corporate Results --
Non Segment *	(1,117)		(767)
Add:
Tax effect of adjustments	-		(100)
Benefit from foreign tax credit carry-forwards	-		(80)
Discontinued operations, net **	7		(20)

Corporate Core Results - Non Segment	(1,110)		(967)

TOTAL CORE RESULTS	$1,641	$2.02	$1,287	$1.58

* Interest expense, income taxes, G&A expense and other.
** Amounts shown after tax.

Attachment 6

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Twelve Months
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$6,771	$8.32	$4,530	$5.56

Oil and Gas
Segment Earnings	$10,241		$7,151
Add:
Libya exploration write-off	35		-
Gain on sale of Colombia pipeline interest	(22)		-
Foreign tax	29		-
Asset impairments	-		275

Segment Core Results	10,283		7,426

Chemicals
Segment Earnings	861		438
Add:
No significant items affecting earnings	-		-

Segment Core Results	861		438

Midstream, Marketing and Other
Segment Earnings	448		472
Add:
No significant items affecting earnings	-		-

Segment Core Results	448		472

Total Segment Core Results	11,592		8,336

Corporate
Corporate Results --
Non Segment *	(4,779)		(3,531)
Add:
Premium on debt extinguishments	163		-
State income tax charge	33		-
Tax effect of pre-tax adjustments	(50)		(100)
Benefit from foreign tax credit carry-forwards	-		(80)
Discontinued operations, net **	(131)		39

Corporate Core Results - Non Segment	(4,764)		(3,672)

TOTAL CORE RESULTS	$6,828	$8.39	$4,664	$5.72

* Interest expense, income taxes, G&A expense and other
** Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated January 25, 2012.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: January 25, 2012	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

(d)	Exhibits

99.1	Press release dated January 25, 2012.

99.2	Full text of speeches given by James M. Lienert and Stephen Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.